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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-79074, 33-79142, 33-95774, 33-95780 and 333-3402)
of Project Software & Development, Inc. of our report dated May 12, 2000, of INTERMAT, Inc., which appears in the Current Report on Form 8-K of Project Software & Development, Inc. dated March 2, 2000.


PricewaterhouseCoopers LLP

Boston, Massachusetts
May 15, 2000